EXHIBIT 5.1

THE STOLAR PARTNERSHIP LOGO

                                                         RAVI SUNDARA
                                                       (314) 641-5143
                                               RSUNDARA@STOLARLAW.COM



July 11, 2007

Anheuser-Busch Companies, Inc.
One Busch Place
St. Louis, Missouri 63118

Re: Registration Statement on Form S-8 Relating to 300,000 shares of stock, Par Value $1.00 Per Share, Issued or Issuable Pursuant to the Anheuser-Busch Companies, Inc. Non-Employee Director Elective Stock Acquisition Plan and the Anheuser-Busch Companies, Inc. 2006 Restricted Stock Plan for Non-Employee Directors

Ladies and Gentlemen:

     Anheuser-Busch Companies, Inc. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to 300,000 shares of common stock (the "Shares"), par value $1.00 per share, issued or issuable to certain non-employee directors of the Company pursuant to the above-referenced Non-Employee Director Elective Stock Acquisition Plan and 2006 Restricted Stock Plan for Non-Employee Directors (collectively, the "Plans").

     In connection with the proposed registration, we have examined corporate records of the Company and such other documents and materials as we have considered relevant to the matters set forth below, and we have made such investigation of matters of law and fact as we have considered appropriate. Based on the foregoing, we are of the opinion that:

     (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the authority to issue the Shares pursuant to the Plans.

     (2) The Shares have been duly and validly authorized, and when, and if, issued pursuant to the terms of the Plans were, or will be, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the registration statement and to the reference to us in Item 5 of Part II of the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                      Very truly yours,

                                      THE STOLAR PARTNERSHIP LLP


                                      By:  /S/ RAVI SUNDARA
                                               Ravi Sundara